UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2016 (December 15, 2016)

TWINLAB CONSOLIDATED HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55181	46-3951742
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

2255 Glades Road, Suite 342W, Boca Raton, Florida	33431
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (561) 443-5301

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 15, 2016, Twinlab Consolidation Corporation, a Delaware corporation (“TCC”), a wholly-owned subsidiary of Twinlab Consolidated Holdings, Inc. (the “Company”), entered into a (i) Lease Agreement (the “Lease”) with Boca T-Rex Borrower, LLC (“Landlord”) and (ii) Basic Lease Information Rider with Landlord (the “Rider” and collectively with the Lease, the “Lease Agreement”) for premises in the building located at 4800 T-Rex Avenue, Boca Raton, Florida (the “Building”).

Pursuant to the Lease Agreement, TCC rented Suite 305 and Suite 305A on the 3rd floor of the Building, constituting 13,111 square feet, from Landlord (the “Leased Space”). The term of the Lease Agreement commences (the “Commencement Date”) on the later to occur of (i) Substantial Completion (as defined in the Lease Agreement) of the Tenant Improvements (as defined in the Lease Agreement) and the Restroom Improvements (as defined in the Lease Agreement) and (ii) the Delivery Date (as defined in the Lease Agreement) and expires on the last day of the month which is 103 full calendar months after the Commencement Date. Landlord granted TCC an option to renew the Leased Space for a period of five (5) years (the “Renewal Term”).

TCC will pay Landlord rent of $199,943 per year (“Base Rent”). Beginning with the second Lease Year (as defined in the Lease Agreement) and on the first day of each successive Lease Year thereafter, Base Rent will be increased by three percent (3%) over the Base Rent in effect during the immediately preceding Lease Year. Notwithstanding the foregoing, Landlord has granted TCC an abatement of the Base Rent for the first seven (7) full calendar months of the Lease Term (as defined in the Lease Agreement) following the Commencement Date. The abated Base Rent, together with interest, is payable by TCC to Landlord if the Lease Agreement is terminated prior to the expiration of the Lease Term. TCC will pay Landlord TCC’s proportionate share, or .83%, of the sum of the Building’s (i) Operating Charges and (ii) Real Estate Taxes (as such terms are defined in the Lease Agreement) as additional rent. In the event TCC exercises its renewal right, the Base Rent for the Renewal Term will be increased to the then prevailing Fair Market Rental Value (as defined in the Lease Agreement).

Landlord has agreed to make certain improvements to the Leased Space and will contribute an improvement allowance of $524,440 towards such improvements.

TCC has deposited with Landlord the sum of $250,000, which sum is subject to reduction to $0.00 in accordance with the terms of the Lease Agreement, to secure its performance under the Lease Agreement.

TCC has a conditional one-time right to terminate the Lease Agreement on the last day of the 91st full calendar month of the Lease Term for a payment of $119,384.

Landlord has granted TCC a right of first offer in the event Landlord desires to lease any space in the Building that is contiguous to the Leased Space.

The foregoing descriptions of the (i) Lease and (ii) Rider are qualified in their entirety by reference to the full text of such documents, which documents are exhibits to this Report.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 10.1	Lease Agreement, dated as of December 15, 2016, by and between Boca T-Rex Borrower, LLC and Twinlab Consolidation Corporation.

Exhibit 10.2	Basic Lease Information Rider, dated December 15, 2016, between Boca T-Rex Borrower, LLC and Twinlab Consolidation Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 15, 2016	TWINLAB CONSOLIDATED HOLDINGS, INC.

	By:	/s/ William E. Stevens
William E. Stevens
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 10.1	Lease Agreement, dated as of December 15, 2016, by and between Boca T-Rex Borrower, LLC and Twinlab Consolidation Corporation.

Exhibit 10.2	Basic Lease Information Rider, dated December 15, 2016, between Boca T-Rex Borrower, LLC and Twinlab Consolidation Corporation.